Manitex International Inc Conference Call Second Quarter 2009 August 13 th 2009 Exhibit 99.2

Forward Looking Statements
& Non GAAP Measures
Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This presentation contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,”
“estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-
looking statements. These factors and additional information are discussed in the Company's filings with the Securities and
Exchange Commission and statements in this presentation should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-
looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Measures: Manitex International from time to time refers to various non-GAAP (generally accepted accounting principles) financial measures in this presentation. Manitex believes that this information is useful to understanding its operating results without the impact of special items. See Manitex’s second quarter 2009 earnings release on the Investor Relations section of our website www.manitexinternational.comfor a description and/or reconciliation of these measures.

Overview
• Industry remains challenging.
– Strong recent order intake and backlog build provides more confidence for stronger second half of 2009.
• Managing for cash:
– Good progress year to date and further opportunity for second half of
2009, particularly inventory
– Bank lines maturities extended to 2012, no covenant issues, available liquidity
• Cost reduction program remains strong
– High impact on Manitex team who continue to respond well
• Strategic development continues:
– Acquisition of Badger Equipment on July 10
th
2009
– $14.4 million of international orders recently announced with deliveries commencing in Q3 2009

Key Figures
USD thousands Q2-2009 Q1-2009 Q2-2008
Net sales $11,848 $14,042 $26,460
% change compared to Q2-2009 (15.6%) (55.2%)
Gross profit 2,477 3,028 4,451
Gross margin %
20.9% 21.6% 16.8%
Operating Expenses excluding restructuring costs 2,424 2,414 3,247
Restructuring costs (22) (131) -
Net (loss) Income from continuing operations (117) 61 721
Cash flow from operating activities 276 2,484 688
Working capital 21,304 20,806 21,802
Current ratio 2.9 2.7 2.2
Debt 25,142 25,055 25,447

Second Quarter Operating Performance
$000 $000
Q2 2008 Net income from continuing operations 721 $
Gross profit impact of reduced volume (2,454)
Incremental benefit of margin improvement 480
Reduction in gross margin (1,974)
Restructuring costs (22)
Operating Expenses 823
Other income / expense 102
Tax 233
Q2 2009 Net loss from continuing operations (117) $
Margin improvement and control of operating expenses contribute $1.3 million to partially offset loss of margin from reduced volume

Cost Reduction Activities
•
All plants running reduced weeks / hours
–
Objective to balance activity with level of demand. All plants working to firm order schedules
–
Impacts both hourly and salaried employees
–
Sales, service and parts functions maintain full capability
–
Manufacturing expenses, excluding acquisitions, for the six months ended June 30 2009 reduced 51% or $4.4 million compared to same period for 2008
•
Executive and salaried employees all subject to reduced pay and benefits and temporary layoffs
–
SG&A and Engineering costs, adjusted for impact of acquisitions, reduced $3.2 million or
46% for the six months ended June 30 2009 compared to same period for 2008
•
Material cost reductions have been relatively small:
–
Vendor and company inventories have been reducing more slowly due to lower volume throughputs, and some volume discounts lost as smaller quantities purchased.
–
In- sourcing and re-sourcing activities have accelerated
–
Anticipate acceleration of reductions in second half of 2009.

Working Capital & Cash Flow
$000 Q2 2009 Q1 2009 Q4 2008
Working Capital $21,304 $20,806 $23,623
Days sales outstanding 66 60 56
Days payable outstanding 68 64 47
Inventory turns 1.7 2.0 2.2
Current ratio 2.9 2.7 2.4
Cash flow generated from
operating activities
$276 $2,484 $1,000
Inventory turns are calculated by multiplying cost of goods sold for the referenced three month period by 4 and dividing that figure by inventory as at the referenced period
•Working capital again reduced in the second quarter of 2009
•Further opportunity for second half through focus on inventory
•Continued improvement in current ratio
•Cash generated from operations of $2.8 million in first six months of 2009

Debt and Liquidity
$000 Q2 2009 Q1 2009 Q4 2008
Total Cash 97 128 425
Total Debt 25,142 25,055 28,061
Total Equity 35,162 35,066 35,014
Net capitalization 60,207 59,993 62,650
Net debt / capitalization 41.6% 41.5% 44.1%
EBITDA 595 1,042 1,295
EBITDA % of sales 5.0% 7.4% 4.7%
•Revolver facility size, based on available collateral at June 30 2009 was:
•US line $12.7 million and Canadian line $3.3 million
•Total availability at June 30 2009 $1.6 million
•Collateral limits increased on signing new agreements on July 9 th
2009 providing approximately
an additional $1 million of availability
•Net capitalization is the sum of debt plus equity minus cash.
•Net debt is total debt less cash

Summary
•
Outlook for industry remains challenging
•
Recent order wins and growth in backlog provides more
visibility and optimism for second half, particularly Q4
•
Addition of Badger opens new market potential, distribution
synergy and on hand order backlog for second half shipment
•
Cash focus remains strong with good opportunity for
inventory reduction in the remainder of the year
•
Cost control measures in place and effective. Employees
remain focused which is a tribute to their commitment and
for which we are very thankful